Exhibit 10(e)(3)


                                 CONSULTING AGREEMENT


                    CONSULTING AGREEMENT dated as of June 1, 1996 by and between WARNER INSURANCE SERVICES, INC., a Delaware corporation ("Warner"), with offices at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410, and HARVEY KRIEGER, an individual ("Consultant") residing at 12 Vaughn Drive, Ramsey, New Jersey 07446.


                                 W I T N E S S E T H


                    WHEREAS, Consultant has been a party to an Employment Agreement, dated as of November 1, 1992, between Warner and Consultant, as amended by that certain Amendment to Employment Agreement, dated as of June 7, 1995 (collectively referred to as the "Employment Agreement"); and

                    WHEREAS, effective as of May 31, 1996 the Employment Agreement has been terminated; and

                    WHEREAS, Warner desires to engage Consultant following such termination of the Employment Agreement, and Consultant desires to provide consulting services to Warner, all on the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, Warner and Consultant hereby agree as follows:

                    1.   Engagement of Consultant.  Warner, effective on
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          the date hereof, hereby retains Consultant, and Consultant hereby accepts such position, to serve as a consultant to Warner in accordance with the terms and conditions herein set forth.

                    2.   Term.  The term of this Agreement (the "Engagement
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          Term") shall commence on the date first above written and shall terminate on May 31, 1997. The Engagement Term shall not be renewed.

                    3.   Duties.  From time to time during the Engagement
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          Term, Consultant shall be available to consult with the President and Chief Executive Officer of Warner at times reasonably convenient to Consultant and the President and Chief Executive Officer, taking into consideration the Consultant's other then existing business obligations. Consultant shall not be required to render services hereunder at any location or for any specified period of time or hours on any day, week, month or year nor to attend any meetings or conferences or report for duty at any location.

                    4.   Consulting Fee.  In consideration of the services
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          to be rendered by Consultant to Warner under this Agreement,
          Warner shall pay or cause to be paid to Consultant during the Engagement Term, and Consultant shall accept, a consulting fee ("Consulting Fee") at the rate of One Hundred and Fifty Thousand Dollars ($150,000). Such sum shall be paid to Consultant as an independent contractor and not as an employee and shall be paid in equal monthly installments beginning on June 1, 1996.

                    5.   Independent Contractor.  Consultant's services
                         ----------------------
          hereunder shall be rendered as an independent contractor and Consultant shall not act as an agent, employee, partner, or legal representative of Warner or any of its affiliated companies for any purpose whatever, and shall have no power or authority to incur or create any obligations or liability of any kind for or on behalf of Warner or such affiliates. Consultant acknowledges that his relationship with Warner is as an independent contractor and not as an employee for all purposes, including payment of social security withholding tax and all other federal, state and local taxes. Consultant also acknowledges that as an independent contractor he is not eligible for participation, or entitled to participate, in Warner's pension or profit plan(s), if any.

                    6.   Benefits, Expenses, etc.
                         ------------------------

                    6.1  Health Benefits.  During the Engagement Term,
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          Warner shall continue to cover Consultant, at Warner's expense, under the health plan presently in effect or hereafter instituted by Warner.

                    6.2  Expenses.  Consultant acknowledges that he is not
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          entitled to, and will not receive, access to an office,
          reimbursement for expenses incurred in rendering consulting services hereunder or any other benefits, except as specified in
          Section 6.1 hereof, similar to those provided under the Employment Agreement or traditionally linked to status as a Warner employee.

                    7.   Death or Disability.  If Consultant dies or
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          becomes disabled during the Engagement Term, Warner shall have no further obligations hereunder other than to continue to pay the Consulting Fee to Consultant's estate, legal representative, heirs, successors, assigns or other beneficiaries for the duration of the Engagement Term.

                    8.   Non-Disclosure.  In consideration of the
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          engagement of Consultant by Warner hereunder and the benefits to be derived therefrom by Consultant, Warner and Consultant hereby agree as follows:

                    8.1  Non-Disclosure of Confidential Information.
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          Consultant acknowledges that it is the policy of Warner to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by Warner and deemed by it to be confidential and (iii) information developed or used by Warner or any affiliated entity relating to the business, operations, employees and customers of Warner or any affiliated entity including, but not limited to, any pricing practices, customer lists, financial data or employee information (all such information described in clauses (i), (ii) and (iii) above is hereinafter referred to as "Confidential Information"). The parties recognize that by reason of Consultant's employment by Warner prior to the date hereof and by reason of his engagement as a consultant to Warner after the date hereof, Consultant has acquired and will acquire Confidential Information. Consultant recognizes that all such Confidential Information is the property of Warner and its affiliated entities. Consultant therefore agrees that for the period of this Agreement and continuing after the date of termination of the Engagement Term, Consultant shall not, except in the proper performance of his duties under this Agreement, directly or indirectly, without the prior written consent of Warner disclose to any person, firm, company or other entity other than Warner or its affiliated entities, whether or not such person, firm, company or other entity is a competitor of Warner or any of its affiliated entities, and shall use his best efforts to prevent the publication or disclosure of, any Confidential Information obtained by, or which has come to the knowledge of, Consultant prior or subsequent to the date hereof. Confidential Information does not include information which is known to the public or becomes known to the public through no fault of Consultant.

                    8.2  Consultant's Obligations Upon Termination of this
                         -------------------------------------------------
          Agreement.  Upon termination of the engagement of Consultant
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          under this Agreement, Consultant shall return to Warner all documents and copies of documents in his possession relating to any Confidential Information, including, but not limited to, internal and external business forms, manuals, correspondence, contracts, notes, lists and computer programs and data, and Consultant shall not make or retain any copy or extract of any of the foregoing.

                    8.3  Investments by Consultant.  Warner and Consultant
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          acknowledge that nothing contained herein shall prohibit
          Consultant from acquiring equity securities of a publicly held company engaged in activities which are similar to or competitive with the business of Warner and its affiliated entities.


                    9.   Notices.  Any notice, request, information or
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          other document to be given under this Agreement to any party by any other party shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, delivered by a nationally recognized overnight courier service or transmitted by fax addressed as follows:

                         (i) if to Warner:

                         Warner Insurance Services, Inc.
                         18-01 Pollitt Drive
                         Fair Lawn, New Jersey  07410
                         Telephone: (201) 794-4800
                         Fax:  (201) 791-9113
                         Attention: President and Chief Executive Officer

                         with a copy to:

                         Reid & Priest LLP
                         40 West 57th Street
                         New York, New York  10019
                         Telephone: (212) 603-2000
                         Fax: (212) 603-2001
                         Attention: Leonard Gubar, Esq.

                         (ii) if to Consultant:

                         Harvey Krieger
                         12 Vaughn Drive
                         Ramsey, New Jersey  07446

          or to such other address as either party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

                    10.  Successors and Assigns.  This Agreement shall be
                         ----------------------
          binding upon and shall inure to the benefit of Warner and Consultant and their respective heirs, legal representatives, successors and permitted assigns.

                    11.  Entire Agreement.  This Agreement contains the
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          entire understanding between Warner and Consultant with respect to the engagement of Consultant and supersedes all prior negotiations and understandings between Warner and Consultant with respect thereto. This Agreement may not be amended or modified except by a written instrument signed by Warner and Consultant.

                    12.  Severability.  In the event any one or more
                         ------------
          provisions of this Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

                    13.  Governing Law.  This Agreement shall be
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          interpreted, construed and enforced in accordance with the internal laws of the State of New York.

                    14.  Headings.  The headings of sections and
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          subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                    15.  Execution in Counterparts.  This Agreement may be
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          executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        WARNER INSURANCE SERVICES, INC.



                                        By:  /s/ Alfred J. Moccia
                                            ----------------------------
                                            Name:  Alfred J. Moccia
                                            Title: President and Chief
                                                     Executive Officer



                                        CONSULTANT


                                         /s/ Harvey Krieger
                                        -------------------------------
                                        Harvey Krieger